As filed with the Securities and Exchange Commission on November 4, 2014

Registration No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-8

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

SUNSTONE HOTEL INVESTORS, INC.

(Exact Name of Registrant as Specified in Its Charter)

Maryland	20-1296886
(State or Other Jurisdiction of Incorporation or Organization)	(I.R.S. Employer Identification No.)

120 Vantis, Suite 350

Aliso Viejo, California 92656

(Address of Principal Executive Offices)

SUNSTONE HOTEL INVESTORS, INC. 2004 LONG -TERM INCENTIVE PLAN

(Full Title of the Plan)

Kenneth E. Cruse

Sunstone Hotel Investors, Inc.

120 Vantis, Suite 350

Aliso Viejo, California 92656

(949) 330-4000

(Name, Address and Telephone Number of Agent for Service)

Copies to:

Steven B. Stokdyk

Latham & Watkins LLP

355 South Grand Avenue

Los Angeles, CA 90071-1560

(213) 485-1234

Indicate by check mark whether the Registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See definitions of “large accelerated filer,” “accelerated filer,” and “smaller reporting company” in Rule 12b-2 of the Exchange Act. (Check one):

Large accelerated filer ☒		Accelerated filer ☐

Non-accelerated filer ☐	(Do not check if a smaller reporting company)	Smaller reporting company ☐

CALCULATION OF REGISTRATION FEE

Title of Securities to be Registered	Amount to be Registered(1)	Proposed Maximum Offering Price Per Share(2)	Proposed Maximum Aggregate Offering Price(2)	Amount of Registration Fee
Common Stock, par value $0.01 per share	6,000,000 shares	$14.95	$89,700,000	$10,424

(1)         Pursuant to Rule 416(a) under the Securities Act of 1933, as amended, or the Securities Act, this registration statement also covers such additional and indeterminate number of shares of common stock as may become issuable upon any stock split, stock dividend, recapitalization or similar transaction with respect to the shares being registered hereunder.

(2)         Estimated in accordance with Rule 457(c) and Rule 457(h) under the Securities Act, solely for the purpose of calculating the registration fee. The price of $14.95 per share represents the average of the high and low prices of the Registrant’s common stock as reported by the New York Stock Exchange on October 29, 2014.

EXPLANATORY NOTE

Sunstone Hotel Investors, Inc., a Maryland corporation, or the Registrant, filed a Registration Statement on Form S-8 (Registration No. 333-122088) on January 18, 2005, or the Initial Form S-8, in accordance with the Securities Act. The Initial Form S-8 registered an aggregate of 2,100,000 shares of the Registrant’s common stock, par value $0.01 per share, or the Common Stock, for issuance under the Registrant’s 2004 Long-Term Incentive Plan, or the LTIP. The Registrant filed another Registration Statement on Form S-8 (Registration No. 333-155098) on November 6, 2008, or the Second Form S-8, in accordance with the Securities Act. The Second Form S-8 registered an additional 1,750,000 shares of Common Stock for issuance under the LTIP. The Registrant filed another Registration Statement on Form S-8 (Registration No. 333-170365) on November 4, 2010, or the Third Form S-8, in accordance with the Securities Act. The Third Form S-8 registered an additional 2,200,000 shares of Common Stock for issuance under the LTIP. The contents of the Initial Form S-8, the Second Form S-8 and the Third Form S-8 are incorporated herein by reference.

On May 1, 2014, stockholders of the Registrant approved an amendment to the LTIP to increase the number of shares of Common Stock available for issuance under the LTIP by 6,000,000 shares and to extend the term of the LTIP through 2024. The amended LTIP is filed as an exhibit hereto.

Pursuant to General Instruction E of Form S-8, the Registrant is filing this Registration Statement on Form S-8 to register an additional 6,000,000 shares of Common Stock. After the registration of these shares, the total number of shares of Common Stock that will have been registered to date for issuance under the LTIP is 12,050,000.

PART I

INFORMATION REQUIRED IN THE SECTION 10(A) PROSPECTUS

None.

PART II

INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3.                                 Incorporation of Documents by Reference.

The Registrant hereby incorporates herein by reference the following documents filed with the Securities and Exchange Commission, or the Commission:

(a)         The Registrant’s Annual Report on Form 10-K for the fiscal year ended December 31, 2013, filed with the Commission on February 25, 2014;

(b)         The Registrant’s Quarterly Reports on Form 10-Q for the quarters ended March 31, 2014, June 30, 2014 and September 30, 2014, filed with the Commission on May 7, 2014, August 8, 2014 and November 4, 2014, respectively;

(c)          The Registrant’s Current Reports on Form 8-K filed with the SEC on February 20, 2014 (but only with respect to Items 5.02, 8.01 and “filed” portions of 9.01), May 5, 2014 (but only with respect to Items 5.02, 5.07 and “filed” portions of 9.01), June 25, 2014 and July 17, 2014, and the Registrant’s Current Report on Form 8-K/A filed with the SEC on January 13, 2014;

(d)         The Registrant’s Registration Statements on Form S-8, File Nos. 333-122088, 333-155098 and 333-170365, filed with the Commission on January 18, 2005, November 6, 2008 and November 4, 2010, respectively; and

(e)          The description of the Registrant’s Common Stock included in the Registrant’s Registration Statement on Form 8-A, filed with the Commission on October 7, 2004, File No. 001-32319, together with any amendment or report filed with the Commission for the purpose of updating such description.

In addition, this Registration Statement will incorporate by reference all documents the Registrant files under Section 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934, as amended, or the Exchange Act, after the date of this Registration Statement and before the filing of a post-effective amendment stating that all securities offered have been sold or deregistering all securities then remaining unsold. All those documents will be considered a part of this Registration Statement from the respective dates we file them. Any statement in a document incorporated or deemed to be incorporated by reference in this Registration Statement will be deemed to be modified or superseded to the extent that a statement contained in this Registration Statement or in any other later filed document that also is or is deemed to be incorporated by reference modifies or supersedes the statement. Any statement modified or superseded will not be deemed, except as modified or superseded, to be a part of this Registration Statement.

Item 4.                                 Description of Securities.

Not applicable.

Item 5.                                 Interests of Named Experts and Counsel.

Not applicable.

Item 6.                                 Indemnification of Directors and Officers.

Maryland law permits the Registrant to include in its charter a provision limiting the liability of its directors and officers to it and its stockholders for money damages, except for liability resulting from (1) actual receipt of an improper benefit or profit in money, property or services or (2) active and deliberate dishonesty established by a final judgment as being material to the cause of action. The Registrant’s charter contains a provision which eliminates directors’ and officers’ liability to the maximum extent permitted by Maryland law.

The Registrant’s charter also authorizes the Registrant, to the maximum extent permitted by Maryland law, to obligate itself to indemnify (1) any present or former director or officer or (2) any individual who, while a director or officer and, at the Registrant’s request, serves or has served another corporation, real estate investment trust, partnership, joint venture, trust, employee benefit plan or other enterprise as a director, officer, partner or trustee of another corporation, real estate investment trust, partnership, joint venture, trust, employee benefit plan or any other enterprise from and against any claim or liability arising from service in any such capacity and to pay or reimburse their reasonable expenses in advance of final disposition of a proceeding. The Registrant’s bylaws obligate the Registrant to provide such indemnification and advance of expenses. The Registrant’s charter and bylaws also permit the Registrant to indemnify and advance expenses to any individual who served the Registrant’s predecessor in any of the capacities described above and any employee or agent of the Registrant or its predecessor.

Maryland law requires the Registrant (unless its charter provides otherwise, which the Registrant’s charter does not) to indemnify a director or officer who has been successful, on the merits or otherwise, against reasonable expenses incurred in the defense of any proceeding to which he or she is made, or threatened to be made, a party by reason of his or her service in that capacity. Maryland law permits the Registrant to indemnify its present and former directors and officers, among others, against judgments, penalties, fines, settlements and reasonable expenses actually incurred by them in connection with any proceeding to which they may be made, or threatened to be made, a party by reason of their service in those or other capacities unless it is established that:

•                  the act or omission of the director or officer was material to the matter giving rise to the proceeding and (1) was committed in bad faith or (2) was the result of active and deliberate dishonesty;

•                  the director or officer actually received an improper personal benefit in money, property or services; or

•                  in the case of any criminal proceeding, the director or officer had reasonable cause to believe that the act or omission was unlawful.

However, under Maryland law, the Registrant may not indemnify for an adverse judgment in a suit by the Registrant or in its right or for a judgment of liability on the basis that personal benefit was improperly received unless in either case a court orders indemnification, and then only for expenses.  A court may order indemnification if it determines that the director or officer is fairly and reasonably entitled to indemnification, even though the director or officer did not meet the prescribed standard of conduct or was adjudged liable on the basis that personal benefit was improperly received.

In addition, Maryland law permits the Registrant to advance reasonable expenses to a director or officer upon receipt of (a) a written affirmation by the director or officer of his or her good faith belief that he or she has met the standard of conduct necessary for indemnification and (b) a written undertaking by him or her or on his or her behalf to repay the amount paid or reimbursed if it is ultimately determined that the standard of conduct was not met.

The Registrant has entered into indemnification agreements with its directors and officers.

Item 7.                                 Exemption from Registration Claimed.

Not applicable.

Item 8.                                 Exhibits.

See the Index to Exhibits attached hereto.

Item 9.                                 Undertakings.

(a)                  The Registrant hereby undertakes:

(1)         To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

(i)             To include any prospectus required by section 10(a)(3) of the Securities Act;

(ii)          To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20 percent change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement;

(iii)       To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

provided, however, that paragraphs (a)(1)(i) and (a)(1)(ii) of this section do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the Commission by the Registrant pursuant to section 13 or section 15(d) of the Exchange Act that are incorporated by reference in this Registration Statement.

(2)         That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3)         To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(b)         The Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the Registrant’s annual report pursuant to section 13(a) or section 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to section 15(d) of the Exchange Act) that is incorporated by reference in this Registration Statement shall be deemed to be a new registration statement relating to the securities offered herein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(c)          Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Aliso Viejo, State of California, on November 4, 2014.

SUNSTONE HOTEL INVESTORS, INC.

By	/s/ KENNETH E. CRUSE

Name:	Kenneth E. Cruse

Title:	Chief Executive Officer

POWER OF ATTORNEY

KNOW ALL MEN BY THESE PRESENTS that the individuals whose signatures appear below constitute and appoint Kenneth E. Cruse his or her true and lawful attorney-in-fact and agent with full and several power of substitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this registration statement, and to file the same, with all exhibits thereto, and all documents in connection therewith, with the Commission, granting unto said attorney-in-fact and agent full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agent, or his substitutes, may lawfully do or cause to be done.

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities indicated on November 4, 2014:

Signature	Title

/s/ KENNETH E. CRUSE	Chief Executive Officer
Kenneth E. Cruse	(Principal Executive Officer)

/s/ BRYAN GIGLIA	Senior Vice President and Chief Financial Officer
Bryan Giglia	(Principal Financial Officer and Principal Accounting Officer)

/s/ KEITH M. LOCKER	Non-Executive Chairman
Keith M. Locker

/s/ JOHN V. ARABIA	Director and President
John V. Arabia

/s/ ANDREW BATINOVICH	Director
Andrew Batinovich

/s/ Z. JAMIE BEHAR	Director
Z. Jamie Behar

/s/ THOMAS A. LEWIS, JR.	Director
Thomas A. Lewis, Jr.

/s/ DOUGLAS M. PASQUALE	Director
Douglas M. Pasquale

/s/ KEITH P. RUSSELL	Director
Keith P. Russell

/s/ LEWIS N. WOLFF	Director
Lewis N. Wolff

INDEX TO EXHIBITS

Exhibit Number	Description
4.1	Articles of Amendment and Restatement of the Registrant (incorporated by reference to Exhibit 3.1 to the Registrant’s Registration Statement (Form S-11 No. 333-117141)).

4.2	Amended and Restated Bylaws of the Registrant (incorporated by reference to Exhibit 3.1 to the Registrant’s Form 10-Q filed on August 5, 2008).

4.3	2004 Long-Term Incentive Plan of the Registrant, as amended.

5	Opinion of Venable LLP as to the legality of the securities being offered hereunder.

23.1	Consent of Ernst & Young LLP.

23.2	Consent of Venable LLP (contained in their Opinion in Exhibit 5 hereto).

24.1	Power of Attorney (set forth on the signature page).